SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                                April 26, 1999


                   AMERICA FIRST MORTGAGE INVESTMENTS, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)



                 Maryland    	   					              1-13391
            ------------------               ----------------------
           (State of Formation)      					  (Commission File Number)


                                 13-3974868
                     ----------------------------------
                    (IRS Employer Identification Number)



            399 Park Avenue
           New York, New York 			              		                     10022
----------------------------------------                             --------
(Address of principal executive offices)	                        			(Zip Code)


                               (212) 935-8760
              --------------------------------------------------
             (Registrants' telephone number, including area code)


                               Not applicable
         -----------------------------------------------------------
        (Former name or former address, if changed since last report)
































Item 5.  Other Matters.

On April 26, 1999, America First Mortgage Investments, Inc. (the "Registrant") acquired three FNMA mortgage-backed certificates with an aggregate remaining principal balance of $31.2 million (FNMA Certificates) from affiliates of Countrywide Securities Corp. The FNMA Certificates bear interest at rates ranging from 7.06% to 7.27% per annum. The total purchase price paid for the FNMA Certificates, including accrued interest, was approximately $32.2 million. On April 26, 1999, the Registrant also acquired two private label floating rate securities with an aggregate remaining principal balance of approximately $21.6 million from Countrywide Home Loans and Residential Funding Mortgage Securities, Inc. The private label floating rate securities bear interest at rates ranging from 5.71% to 5.84% per annum. The total purchase price paid for the private label floating rate securities, including accrued interest, was approximately $21.7 million. The acquisitions were financed in part with the proceeds of various LIBOR-based repurchase agreements with Bear Stearns and PaineWebber, Inc., aggregating $52.5 million and the remainder from cash reserves of the Registrant. There is no relationship between any of Countrywide Securities Corp., Countrywide Home Loans, Residential Funding Mortgage Securities, Inc., Bear Stearns, PaineWebber, Inc., or their respective affiliates, on one hand, and the Registrant or any of its affiliates, directors or officers or any associate of any of its directors or officers on the other hand.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            	AMERICA FIRST MORTGAGE INVESTMENTS, INC.,



                            	By /s/ Stewart Zimmerman
                                ----------------------------------------------
                            	Stewart Zimmerman, President and Chief Executive Officer

     Dated: June 30, 1999



































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